UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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IEC Electronics Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IEC ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On
March 10, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of IEC Electronics Corp. The meeting will be held on Wednesday, March 10, 2021 at 10:00 a.m. (Eastern time). The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location, especially in light of the public health and travel concerns stockholders may have as a result of the ongoing pandemic. You will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the meeting via the internet by visiting www.virtualshareholdermeeting.com/IEC2021.

The Annual Meeting is being held for the following purposes:

1.To elect six directors to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021;
3.To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”); and
4.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is January 12, 2021. Only stockholders at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote by internet or telephone, or, if you received paper copies of the proxy materials by mail, by mailing a proxy card or voting instruction form. We encourage you to vote using the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote electronically if you attend the virtual meeting.

We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to stockholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send stockholders a full, printed copy of proxy materials and allow them instead to deliver to their stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and to provide online access to the documents. The Notice of Internet Availability provides instructions on how to view our proxy materials for the Annual Meeting on the internet and vote, and request a printed copy of the proxy materials. These “e-proxy” rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

Dated: January 21, 2021	By Order of the Board of Directors
Newark, New York

Jeffrey T. Schlarbaum, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 10, 2021

Our proxy statement and Annual Report to Stockholders are available online at www.proxyvote.com

IEC Electronics Corp.
105 Norton Street
Newark, New York 14513
(315) 331-7742

Proxy Statement
For the 2021 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail, and is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, March 10, 2021 at 10:00 a.m. (Eastern time) and will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, especially in light of the public health and travel concerns stockholders may have as a result of the ongoing pandemic. There will not be a physical meeting location and you will not be able to attend in person. You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the meeting via the internet by visiting www.virtualshareholdermeeting.com/IEC2021. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by internet, telephone or by completing and mailing your proxy card.

We are making these proxy materials available to you on or about January 21, 2021.

What is included in these proxy materials?

These proxy materials include:

•Our Annual Report to Stockholders for the fiscal year ended September 30, 2020 (“Fiscal 2020”); and
•Notice of the 2021 Annual Meeting and proxy statement.

If you request and receive printed versions of the proxy materials by mail, these proxy materials also include a copy of the proxy card.

What am I voting on?

There are three matters scheduled for a vote:

•Proposal 1: the election of six directors to serve until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•Proposal 2: the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and
•Proposal 3: an advisory vote to approve the compensation of our named executive officers (“say-on-pay”).

Our board of directors recommends that you vote “FOR” each of the director nominees named in Proposal 1, and “FOR” each of Proposals 2 and 3.

Our board of directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the meeting, the people appointed as proxies, or their substitutes, will be authorized to vote on those matters in their own judgment.

Who can vote at the Annual Meeting?

Only stockholders at the close of business on January 12, 2021, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the record date, there were 10,630,215 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on January 12, 2021, your shares of IEC common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on January 12, 2021, your shares of IEC common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. For instructions on how to vote your shares at the Annual Meeting, see “How do I vote?” below.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting only by means of a live webcast. You will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You will be able to listen to the Annual Meeting, submit questions and vote by going to www.virtualshareholdermeeting.com/IEC2021. If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.virtualshareholdermeeting.com/IEC2021 and log in as a guest.

The Annual Meeting webcast will start at 10:00 a.m. (Eastern time) on Wednesday, March 10, 2021. We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

How do I register to attend the Annual Meeting?

You do not need to register to attend the Annual Meeting webcast. Follow the instructions on your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or proxy card (if you received a printed copy of the proxy materials) to access the Annual Meeting. See “Can I attend the Annual Meeting in person?” above.

How can I submit a question at the Annual Meeting?

If you wish to submit a question the day of the Annual Meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/IEC2021, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and therefore will not be answered.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are following the Securities and Exchange Commission’s (the “SEC”) “e-proxy” rules that allow public companies to furnish proxy materials to stockholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send stockholders a full, printed copy of proxy materials and allow them instead to deliver to their stockholders a Notice of Internet Availability of Proxy Materials and to provide online access to the documents. As a result, we mailed the Notice of Internet Availability to many of our stockholders on or about January 21, 2021.

The Notice of Internet Availability provides instructions on how to:

•View our proxy materials for the Annual Meeting on the internet and vote; and
•Request a printed copy of the proxy materials.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Where can I view the proxy materials on the internet?

We are making this proxy statement and voting instructions available to stockholders on or about January 21, 2021 at www.proxyvote.com. We are also making our 2020 Annual Report on Form 10-K available at the same time and by the same method. The 2020 Annual Report on Form 10-K is not a part of the proxy solicitation material and is not incorporated herein by reference.

How can I receive a printed copy of the proxy materials, including the annual report?

Stockholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

•Telephone: call toll-free at 1-800-579-1639;
•Internet at www.proxyvote.com; or
•E-mail at sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow on the Notice of Internet Availability included in the subject line.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, bank or nominee.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, there are four ways to vote:

•By internet at www.proxyvote.com. We encourage you to vote this way.
•By touch tone telephone: call toll-free at 1-800-690-6903.
•By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).
•At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/IEC2021. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, bank or nominee (“broker”), you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/IEC2021. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote your shares if you have already voted by proxy. Only the latest proxy you submit will be counted.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of January 12, 2021, the record date for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding shares entitled to vote are present at the meeting. Your shares are counted as present at the meeting if:

•You are present and vote at the meeting;
•You have voted by internet or telephone;
•You have properly submitted a proxy card; or
•If your shares are held in street name, your broker has voted based on your instructions or your broker has voted on a discretionary item.

Abstentions and broker non-votes on non-discretionary items will be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the meeting and entitled to vote may adjourn the meeting to another date.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for our nominees for director in Proposal 1. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2 (ratification of the selection of our independent public accounting firm) and Proposal 3 (advisory vote to approve the compensation of our named executive officers).

If you abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the required vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. A broker will have discretionary authority to vote on Proposal 2 relating to the ratification of the selection of our independent accounting firm, but will not have discretionary authority to vote on any other matter. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of our independent public accounting firm), but not with respect to Proposal 1 (the election of directors) and Proposal 3 (advisory vote to approve the compensation of our named executive officers). We encourage you to provide instructions to your broker to vote your shares on Proposals 1 and 3.

Who counts the votes?

Broadridge Financial Solutions has been appointed inspector of election by the Company and will tabulate votes at the Annual Meeting.

How many votes are needed to approve each proposal and what are the recommendations of our board of directors?

•Proposal 1 – Election of directors: The outcome of this vote will be determined by a plurality of the votes cast at the Annual Meeting. This means that the six director nominees with the most affirmative votes will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors. The board recommends a vote FOR the election of all of the nominees for director.

•Proposal 2 – Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021: Approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. Abstentions are counted and have the effect of a vote against this proposal, because abstentions are deemed to be present and entitled to vote but are not counted toward the affirmative vote required to approve such proposal. Since brokers have authority to vote on behalf of beneficial owners with respect to Proposal 2, there will be no broker non-votes for this proposal. The board recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

•Proposal 3 – Advisory vote to approve the compensation of our named executive officers: In this non-binding advisory vote, stockholders are asked to vote with respect to the current compensation practices and policies as they apply to our named executive officers, and as more fully described in this proxy statement. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. However, because this is an advisory vote, the results of the vote are not binding on our board of directors or our compensation committee who value the opinions expressed by our stockholders in their votes on this proposal. The outcome of the vote will be taken under advisement by the board of directors and the compensation committee in future consideration and development of our compensation practices. Abstentions are counted and have the effect of a vote against this proposal. Broker non-votes are not counted and will not impact the outcome of the vote on this proposal. The board recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you indicate when voting by internet or telephone that you wish to vote as recommended by our board, or you sign and return a proxy card without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by our board (i.e., FOR each of the nominees for director named in Proposal 1, and FOR Proposals 2 and 3) and in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares at the Annual Meeting, your shares will not be voted or counted with respect to Proposals 1 and 3 which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal 2, which is a routine proposal.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before the closing of the polls at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•Submitting a later-dated vote by internet or telephone prior to 11:59 p.m. (Eastern time) on March 9, 2021 (only your latest internet or telephone vote will be counted);
•Submitting another properly completed, later-dated proxy card, which must be received no later than March 9, 2021;
•Sending a written notice that you are revoking your proxy to: Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513, which must be received no later than March 9, 2021; or
•Participating in the Annual Meeting webcast and voting during the meeting. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. You may change your vote by submitting a later-dated vote on the internet or by telephone by following the procedures of your broker or other organization or you may change your vote by participating in the Annual Meeting webcast and by submitting a later vote during the meeting.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability or voting instruction card?

If you receive more than one Notice of Internet Availability or voting instruction card, your shares are registered in more than one name or are registered in different accounts. Please vote using each Notice of Internet Availability or voting instruction card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the posting or mailing of the proxy materials, our directors, officers and employees also may solicit proxies in person, by telephone, by email or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

At our Annual Meeting each year, our board of directors submits to stockholders its nominees for election as directors. In addition, the board of directors may submit other matters to the stockholders for action at the Annual Meeting.

Our stockholders may submit proposals for inclusion in the proxy materials. These proposals must satisfy the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by September 23, 2021 to our Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In addition, our bylaws provide that a stockholder may present a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not less than 90 days before the date of the meeting. The notice must set forth your name and address, a representation that you are a holder of record of our stock entitled to vote at the meeting and you intend to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, and such other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC. We have received no such notice for the 2021 Annual Meeting. Assuming a date of March 10, 2022 for our 2022 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513, no later than December 10, 2021.

Our bylaws also provide that if a stockholder intends to nominate a candidate for election as a director at an annual meeting of stockholders, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not less than 90 days before the date of a meeting of stockholders. The notice must set forth your name and address, the name and address of the person to be nominated, a representation that you are a holder of record of stock entitled to vote at the meeting, a representation that you intend to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director if elected. We have received no such notice for the 2021 Annual Meeting. Assuming a date of March 10, 2022 for our 2022 annual meeting of stockholders, written notice of a nomination must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513 no later than December 10, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of January 12, 2021 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 10,630,215 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Punch & Associates Investment Management, Inc. 7701 France Ave. So., Suite 300 Edina, MN 55435	636,200	(1)	5.98%
Solas Capital Management, LLC, et al. 1063 Post Road, 2nd Floor Darien, CT 06820	611,383	(2)	5.75%
Clayton Partners LLC 3160 College Avenue, Suite 203 Berkeley, CA 94705	583,798	(3)	5.49%

(1)    This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated February 14, 2020 filed with the SEC by Punch & Associates Investment Management, Inc. (“Punch & Associates”), which indicated that Punch & Associates holds sole voting and dispositive power with respect to these shares.

(2)    This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated February 14, 2020 filed with the SEC by Solas Capital Management, LLC (“Solas”) and Frederick Tucker Golden, which indicated that Solas and Mr. Golden share voting and dispositive power with respect to these shares.

(3)    This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated February 12, 2020 filed with the SEC by Clayton Partners LLC (“Clayton Partners”), which indicated that Clayton Partners holds sole voting and dispositive power with respect to these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of January 12, 2021 about shares of our common stock held by (1) each of our directors; (2) each of our named executive officers; and (3) all of our directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class (1)
Directors
Keith M. Butler	56,674		†
Charles P. Hadeed	68,776		†
Andrew M. Laurence	32,526		†
Jeremy R. Nowak	52,526		†
Michael W. Osborne	18,260		†
Named Executive Officers
Jeffrey T. Schlarbaum (2)	500,570	(3)	4.53%
Thomas L. Barbato	57,500	(4)	†
All directors and executive officers as a group (7 persons)	786,832	(3) (4)	7.09%
† We have omitted percentages of less than 1%

(1)    The amounts reported by such persons are as of January 12, 2021, with percentages based on 10,630,215 shares issued and outstanding except where the person has the right to receive shares within 60 days of such date, which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and sole investment power with respect to all of the shares shown as beneficially owned by the stockholder.

(2)    Mr. Schlarbaum is also a director of the Company.

(3)    The amount shown includes presently exercisable options for 416,145 shares of our common stock.

(4)    The amount shown includes presently exercisable options for 50,000 shares of our common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors is established by the board and is currently set at six. At the Annual Meeting, the six persons listed below will be nominated as directors. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been duly elected and qualified, or until the director’s earlier death, resignation or removal.

All of the board’s nominees for director were elected at the last annual meeting and were recommended by our nominating and governance committee. All nominees have consented to serve if elected. In the event that any nominee should be unable to serve or for good cause will not serve, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine and as the nominating and governance committee of the board of directors may recommend, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Required Vote

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the nominees that receive the most affirmative votes will be elected. In an uncontested election, all of the board’s nominees will be elected. You may vote “FOR” the nominees, or you may “WITHHOLD” your vote from one or more of the nominees. Withheld votes and broker non-votes will have no effect on the voting results.

The board of directors unanimously recommends a vote FOR the election of each of the director nominees listed below.

NOMINEES FOR ELECTION AS DIRECTORS

The following paragraphs provide information as of the date of this proxy statement about each nominee. We believe these nominees are highly qualified individuals with a diversity of experience. Several of the nominees have experience serving on the boards of directors of public companies and/or operational experience in the electronic contract manufacturing sector. We also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. In addition, each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our board.

Keith M. Butler
Age: 62
Director since: 2015

Mr. Butler has been the Chief Operating Officer of RxSafe LLC, a pharmacy automation equipment company, since April 2014. From October 2013 to April 2014, Mr. Butler pursued personal interests. From September 2010 to October 2013, Mr. Butler was Executive Vice President of Operations for OnCore Manufacturing Services, LLC, an electronic contract manufacturer. Mr. Butler has served as a strategic advisory board member of Vintage Capital Management, LLC, a private equity firm, since March 2009. Since October 2019, Mr. Butler has served as an executive coach under our Executive Mentoring Program.

Experience and Qualifications:

We believe that Mr. Butler brings extensive operational experience in the contract manufacturing sector. Mr. Butler’s past and present service as a founder and executive of several contract manufacturing companies provides him with significant experience and insight relative to our industry segment as well as the competitive advantages of our operations.

Charles P. Hadeed
Age: 70
Director since: 2015

Mr. Hadeed is a director of Transcat, Inc. (NASDAQ:TRNS), a provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation. Mr. Hadeed served as Transcat’s Chairman of the Board from June 2014 until September 2020, as its Executive Chairman from July 2013 until June 2014, as its Chief Executive Officer from April 2007 to July 2013 and as its President from May 2006 to September 2012.

Experience and Qualifications:

We believe that Mr. Hadeed’s extensive management, financial and operational experience as a former chief executive officer, chief financial officer and chief operating officer of a public company provides us with valuable experience at the board level. Mr. Hadeed’s prior experiences also include turnaround management of a public company that faced obstacles similar to ours and those experiences, along with his financial and management skills, make him a valuable board member.

Andrew M. Laurence
Age: 46
Director since: 2015

Mr. Laurence has served as the Executive Vice President since October 2019, and has been a director since September 2018, of Franchise Group, Inc. (NASDAQ:FRG), formerly Liberty Tax, Inc., a holding company specializing in the preparation of tax returns for individuals and small businesses and retail stores. Since January 2010, Mr. Laurence has been a partner of Vintage Capital Management, LLC., a private equity firm, where he is responsible for all aspects of Vintage’s transaction sourcing, due diligence and execution. Mr. Laurence served as Corporate Secretary of API Technologies Corp. (NASDAQ:ATNY), a leading provider of high performance radio frequency microwave, microelectronic, power, and security solutions, from January 2011 until February 2016. Mr. Laurence also served as API’s Vice President of Finance and Chief Accounting Officer from January 2011 to June 2011. Mr. Laurence serves as Manager of East Coast Welding & Fabrication, LLC, a metals fabrication business and is a director of non-profits Good Sports, Inc. and Beth Israel Deaconess Hospital - Milton.

Experience and Qualifications:

We believe that Mr. Laurence’s experience investing in, growing and improving companies, some of which are within our industry segment, makes him a valuable member of our board of directors.

Jeremy R. Nowak
Age: 45
Chairman and Director since: 2015

Mr. Nowak has been the Managing Member of Gator Elite RTO LLC, a private investment partnership, since December 2019. From July 2010 to December 2019, he was a partner and the Chief Operating Officer of Vintage Capital Management, LLC, a private equity firm. Mr. Nowak joined Kahn Capital Management, LLC, a predecessor to Vintage, in September 2006.

Experience and Qualifications:

Mr. Nowak’s financial and investment experience make him a valuable member of our board. Mr. Nowak’s experiences provide a valuable perspective particularly as it relates to our strategic planning and growth.

Michael W. Osborne
Age: 50
Director since: 2017

Mr. Osborne has been a partner since January 2019 at Mirus Capital Advisors, a middle market investment bank, where he is responsible for merger advisory, capital-raising services, fairness opinions and valuations. From May 2017 to January 2019, Mr. Osborne was the Chief Revenue Officer at Angelica Corporation, a provider of healthcare linen and medical laundry services, where he was responsible for sales, marketing and customer service and also provided oversight of Angelica’s turnaround key initiatives and led the development of long-term strategic growth. Prior to joining Angelica, from October 2016 to April 2017, Mr. Osborne served as a Senior Vice President of Steel Partners, a private investment firm, providing advisory services to its public holding company, Steel Partners Holdings L.P. (NYSE:SPLP) and its hedge fund. From June 2012 to February 2016, he served as Senior Vice President, Corporate Development and from January 2009 to June 2012 as Senior Vice President, Business Development and Supply Chain at Sparton Corporation (NYSE:SPA), a provider of design, development and manufacturing services for complex electromechanical devices. Since October 2019, Mr. Osborne has also been a director of B.O.S. Better Online Solutions Ltd. (NASDAQ:BOSC).

Experience and Qualifications:

We believe that Mr. Osborne’s operational, sales and marketing experience make him a valuable member of our board. Mr. Osborne brings relevant experience in the management and operations of companies in our industry, which are critical in developing our strategic growth and market presence.

Jeffrey T. Schlarbaum
Age: 54
President, Chief Executive Officer and Director since: 2015

Mr. Schlarbaum has served as our President and Chief Executive Officer since 2015. From February 2013 to June 2013 and from June 2014 to February 2015, Mr. Schlarbaum pursued personal interests. From June 2013 to June 2014, Mr. Schlarbaum served as Chief Operations Officer for LaserMax, Inc., a manufacturer of laser gun sights for law enforcement and the shooting sports community. From October 2010 to February 2013, Mr. Schlarbaum served as our President. Prior to that, Mr. Schlarbaum served as our Executive Vice President and President of Contract Manufacturing from October 2008 to October 2010, Executive Vice President from November 2006 to October 2008 and Vice President, Sales and Marketing from May 2004 to November 2006. Prior to joining us, Mr. Schlarbaum served in senior management roles with various contract manufacturing companies. Since July 2017, Mr. Schlarbaum also serves as a director and member of the audit committee of Lakeland Industries, Inc. (NASDAQ:LAKE), a global manufacturer of technologically-advanced protective clothing.

Experience and Qualifications:

We believe that Mr. Schlarbaum’s background as a senior executive of the Company provides him with extensive knowledge of our operating history. We believe that this long-term institutional knowledge of the Company, its customers and its executive team make Mr. Schlarbaum a significant asset to our board. Mr. Schlarbaum also brings general management, marketing and operational experience that is of value to the board.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines

Our business, property and affairs are managed under the direction of our board of directors. The board is committed to sound and effective corporate governance practices and, accordingly, has adopted Corporate Governance Guidelines that provide a system of best practices with respect to board function and communication. Our Corporate Governance Guidelines address matters including board composition, director responsibilities, director independence, selection of director nominees, board membership criteria, mandatory retirement, meeting participation, executive sessions of our independent directors, evaluation of the performance of the chief executive officer, committees, succession planning, orientation and continuing education.

Director Independence

The listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of the members of a listed company’s board of directors be independent. No director will qualify as “independent” unless the board affirmatively determines that the director has no relationship with the Company or any of its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon the Nasdaq listing standards and applicable SEC rules and regulations, our board has determined that the following directors are independent: Messrs. Butler, Hadeed, Laurence, Nowak and Osborne.

Board Leadership Structure and Role in Risk Oversight

Our board is responsible for the selection of the chairman of the board and the chief executive officer. The current board of directors believes that separating the roles of chairman of the board and chief executive officer best serves our interest in achieving effective corporate governance. The current board believes that separating these two positions allows each person to focus on his individual responsibilities, which is essential to the strategic focus on improving our operational and financial performance. Under this leadership structure, our chief executive officer can focus his attention on the day-to-day operations and performance of the Company and can work to implement our long-term strategic plans. At the same time, our non-executive chairman of the board can focus his attention on addressing long-term strategic issues, working collaboratively with our other board members, and providing independent insight and guidance to our chief executive officer. In addition, maintaining a separation of the roles of chairman of the board and chief executive officer aids the board in its oversight of our risk management. Although we believe that the separation of the roles of chairman of the board and chief executive officer is appropriate in the current environment, our board leadership structure may change in the future as our business, industry and corporate governance practices evolve.

The board of directors is responsible for overseeing risks that could affect our management’s processes for managing risk. This oversight is conducted primarily through the board’s committees. Our audit committee focuses on risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters. Our nominating and governance committee focuses on the management of risks associated with board membership and structure, as well as corporate governance. Our compensation committee focuses on the management of risks arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general oversight of risk. The board satisfies this responsibility by taking reports from each committee chairman regarding the risk considerations within each committee’s area of expertise. In addition, the board receives reports from members of our senior management team responsible for oversight of material risk to the Company.

The full board focuses on the strategic, financial and execution risks associated with the annual operating plan, significant legal matters, acquisitions and senior management succession planning.

As part of its risk oversight responsibilities, our board of directors and its committees review the processes that management uses to manage our risk exposure. In doing so, the board and its committees monitor our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our Company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Board Meetings and Attendance

During Fiscal 2020, our board held five meetings. During Fiscal 2020, each incumbent director attended at least 75% of the meetings of the board, and of those committees upon which such director served, held during the period that he served.

Director Attendance at Annual Meetings

Board members are expected to attend the Company’s annual meeting of stockholders each year. All of our directors attended our 2020 annual meeting of stockholders.

Board Committees

Our board has three standing committees to assist in the discharge of its responsibilities: the audit committee, the compensation committee, and the nominating and governance committee. The following table indicates the committee(s) on which each director serves or served, the identity of the chair of each committee, and the number of times each committee met during Fiscal 2020:

Committee Membership

Director:	Audit	Compensation	Nominating and Governance
Keith M. Butler	—	x	x
Charles P. Hadeed	Chair	—	Chair
Andrew M. Laurence	x	—	—
Jeremy R. Nowak	x	x	—
Michael W. Osborne	—	Chair	x
Jeffrey T. Schlarbaum	—	—	—
Total Meetings in Fiscal 2020:	4	1	—

Each committee acts pursuant to a written charter adopted by the board. The charter of each of the audit, compensation and nominating and governance committees complies with the Nasdaq corporate governance listing standards. The committees regularly report their activities and actions to the full board at the next board meeting. Each committee’s charter is available on our website at www.iec-electronics.com under the heading, “Investors” and the subheading, “Corporate Governance.”

Audit Committee

The audit committee oversees our corporate accounting and financial reporting processes and the audits of our financial statements. The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Its responsibilities include:

•the appointment, retention, termination, compensation and oversight of our independent auditors, including an evaluation of the qualifications, performance and independence of the independent auditors;
•the review and discussion with management and the independent auditors of the financial statements and related disclosures included in our annual reports on Form 10-K and quarterly reports on Form 10-Q;
•the oversight of management’s implementation of internal controls and procedures and disclosure controls and procedures;
•the establishment of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters;
•administration and oversight of our Code of Business Conduct and Ethics; and
•the review and approval of related persons transactions.

The audit committee has authority to engage independent counsel and other advisers as necessary to carry out its responsibilities. In addition, the audit committee has sole authority to determine the fees payable to such independent counsel and advisers, which fees shall be paid by the Company.

The board of directors has determined that each member of the audit committee meets the independence and financial literacy requirements applicable to audit committee members under the Nasdaq listing standards and the independence requirements of Rule 10A-3 of the Exchange Act. The board has further determined that Mr. Hadeed qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

Compensation Committee

The compensation committee assists the board in its discharge of responsibilities with respect to executive and director compensation. Its responsibilities include:

•the oversight and development and administration of our executive compensation plans;
•the review and approval of the compensation for all executive officers other than the chief executive officer;
•the recommendation to the independent members of the board of the compensation of the chief executive officer;

•the evaluation of the chief executive officer;
•the review and recommendation to the board of the terms of any employment, severance, change in control, termination or retirement arrangements for all executive officers;
•the review and recommendation to the board of the compensation paid to directors; and
•the assessment of the independence of any compensation consultant, independent legal counsel or other adviser retained by the committee.

The compensation committee approves equity awards for our other employees, including the delegation of authority to our chief executive officer to award up to a specified number of stock options to non-executive employees for special performance or recruitment to the Company.

The compensation committee has sole authority, in its discretion, to retain or obtain advice of a compensation consultant, independent legal counsel or other adviser to assist the compensation committee in carrying out its responsibilities. The compensation committee is responsible for the appointment, oversight and compensation of any compensation consultant, independent legal counsel or other adviser it retains. We are responsible for paying such compensation as determined by the compensation committee. We did not retain a compensation consultant in Fiscal 2020.

The board of directors has determined that each member of the compensation committee meets the independence requirements applicable to compensation committee members under the Nasdaq listing standards.

Nominating and Governance Committee

The nominating and governance committee identifies and recommends to the board individuals to serve as directors and as nominees for election as directors of the Company and develops, recommends and reviews corporate governance principles applicable to the Company. The nominating and governance committee’s responsibilities include:

•the development and recommendation to the board qualification criteria for directors;
•the development and periodic review of corporate governance principles;
•the oversight of the board’s self-evaluation process; and
•development of the board’s chief executive officer succession policies.

The board of directors has determined that each member of the nominating and governance committee meets the director independence requirements of the Nasdaq listing standards.

Nominating Process

The process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates. The nominating and governance committee also will consider director candidates recommended by stockholders on the same basis it considers other potential candidates. Stockholders who wish to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to: Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In evaluating the suitability of candidates to serve on the board of directors, including stockholder recommendations, the nominating and governance committee seeks candidates who are independent pursuant to the Nasdaq independence standards and meet certain selection criteria established by the committee. The specific criteria required for the selection of each board member will be determined from time to time within the context of the current member composition of the board of directors and the evolving needs of the Company based on business strategy and current senior management competencies. The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole. We do not have a formal policy regarding board diversity in the identification of nominees, but diversity is one of several factors that the nominating and governance committee takes into account when evaluating candidates. The committee believes that diversity includes perspective gained from different educational, cultural and business backgrounds and life experiences.

Nominations of persons for election to our board may be made at a meeting of stockholders only by or at the direction of the board, or by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled

“Questions and Answers About This Proxy Material and Voting – When are stockholder proposals and director nominations due for next year’s annual meeting?”

Code of Ethics and Whistleblower Policy

We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and other executive officers) and employees. It is a statement of our high standards for ethical behavior, legal compliance and financial disclosure. We also maintain a Whistleblower Policy, which encourages our employees to report illegal activities and business conduct that would damage our good name, business interests and relationships with stockholders, suppliers, residents and the community at large. The Code of Business Conduct and Ethics and the Whistleblower Policy are distributed to all of our employees who in turn acknowledge, in writing, receipt of this information.

Anti-Hedging and Anti-Pledging Policy

Our Anti-Hedging and Anti-Pledging Policy prohibits our directors, officers and employees from engaging, directly or indirectly, in any transactions that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of our securities. In addition, the policy prohibits directors and officers from purchasing our equity securities on margin, borrowing against our securities on margin or pledging, hypothecating or otherwise encumbering our equity securities as collateral for indebtedness.

Availability of Corporate Governance Documents

We make available to the public a variety of corporate governance information on our website (www.iec-electronics.com) under the heading “Investors” and the subheading, “Corporate Governance.” Information on our website includes our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Governance Committee Charter, our Related Person Transactions Policies and Procedures, and our Whistleblower Policy. Information regarding any amendment to, or waiver from, the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer will also be posted in that section of our website. We have not incorporated by reference into this proxy statement the information included, or that can be accessed through, our website and you should not consider it to be part of this proxy statement.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the board of directors or the relevant board member by addressing communications to:

[Name of director(s) or Board of Directors]
IEC Electronics Corp.
c/o Corporate Secretary
105 Norton Street
Newark, New York 14513

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021

The audit committee has selected the accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021. The stockholders are being asked to ratify the audit committee’s selection of Deloitte.

Stockholder ratification of the selection of Deloitte is not required by our bylaws or otherwise. However, the board is submitting the selection of our independent registered accounting firm to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain Deloitte. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Deloitte will be present at the Annual Meeting, will be given the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

The following table shows the fees that were billed by Deloitte for professional services listed below related to our last two fiscal years, Fiscal 2020 and the fiscal year ended September 30, 2019 (“Fiscal 2019”):

Description of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$383,760	$353,828
Audit Related Fees	—	7,500
Tax Fees	—	—
All Other Fees	—	2,047
Total Fees	$383,760	$363,375

Audit fees represent amounts billed for the audit of our annual consolidated financial statements for the fiscal year and the reviews of financial statements included in our quarterly reports on Form 10-Q for the fiscal year. Audit Related Fees in Fiscal 2019 were for fees related to the filing of our Form S-8 during the fiscal year. All Other Fees in Fiscal 2019 were for an accounting research tool subscription.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The audit committee pre-approved all services performed by, and all fees to be paid to, Deloitte in Fiscal 2020 and Fiscal 2019.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of Deloitte and determined that it was compatible with the firm’s independence. For Fiscal 2020 and Fiscal 2019, Deloitte provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is needed to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending September 30, 2021. An abstention will have the same effect as a vote against the proposal. Since brokers have discretionary authority to vote for this proposal in the event they do not receive voting instructions from the beneficial owner, there will be no broker non-votes for this proposal.

Unless you specify otherwise, the persons named in the proxy card intend to vote shares as to which proxies are received for the approval of ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

The audit committee and our board of directors unanimously recommend that the stockholders vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

AUDIT COMMITTEE REPORT

In connection with our financial statements for the fiscal year ended September 30, 2020, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm (the “Auditors”) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards; and (3) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the audit committee concerning independence, and has discussed with the Auditors their independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the Securities and Exchange Commission.

Charles P. Hadeed, Chair
Andrew M. Laurence
Jeremy R. Nowak

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

In accordance with Section 14A of the Exchange Act, we are requesting that our stockholders approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion in this proxy statement under the caption “Compensation of Named Executive Officers.”

The board of directors requests that stockholders approve the following advisory resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402(m)-(q) of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

At our 2019 annual meeting of stockholders, we recommended, and our stockholders approved, that we hold this non-binding, advisory vote on executive compensation on an annual basis. The next required vote on frequency will occur at our 2025 annual meeting of stockholders.

We urge stockholders to read the section entitled “Compensation of Named Executive Officers” of this proxy statement, including the compensation tables and narrative included within that section, which provides detailed information on the compensation of our named executive officers.

Each named executive officer is a party to an employment agreement with us. We believe these agreements and other incentives granted to these named executive officers align our named executive officers’ interests with those of our stockholders. Our compensation committee and board of directors continue to evaluate our executive compensation program with a view toward motivating our named executive officers to meet our strategic operational and financial goals in the best interests of our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is needed to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. However, because this is an advisory vote, the results of the vote are not binding on us, our board of directors or our compensation committee, and may not be construed as overruling any decision made by the board. We value the opinions expressed by our stockholders in their votes on this proposal. The outcome of the vote will be taken under advisement by the board of directors and the compensation committee when evaluating our executive compensation program and in future consideration and development of our compensation practices and arrangements. Abstentions will count as votes against this proposal. Broker non-votes will not be counted and will not impact the outcome of the vote on this proposal.

The board of directors unanimously recommends that the stockholders vote FOR the approval of the compensation of our named executive officers.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officers

The following tables and related narrative contain information regarding the compensation of our named executive officers for our two most recently completed fiscal years, which ended on September 30, 2020 and September 30, 2019.

Our named executive officers for Fiscal 2020 are as follows:

        Jeffrey T. Schlarbaum - President and Chief Executive Officer
        Thomas L. Barbato - Senior Vice President and Chief Financial Officer

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for Fiscal 2020 and Fiscal 2019. We present more detailed information regarding these items of compensation in the footnotes and in the narrative that follows the table.

Name and Principal Position	Year	Salary (1)	Stock Awards (2) (3)	Non-Equity Incentive Plan Compensation	All Other Compensation (4)	Total
Jeffrey T. Schlarbaum	2020	$412,304	$348,082	$436,246	$4,468	$1,201,100
CEO	2019	395,493	476,745	325,813	3,880	1,201,931
Thomas L. Barbato	2020	242,701	141,382	177,757	3,250	565,090
CFO	2019	237,405	193,380	132,188	991	563,964

(1)The “Salary” column reflects the base salary earned by each of our named executive officers during the applicable fiscal year, which may differ from the salary described in the narrative below under “Elements of Compensation —Base Salary” due to effective dates for increases that do not fall on the first day of the fiscal year and pay periods that may overlap fiscal years.

(2)In January 2020, we granted Messrs. Schlarbaum and Barbato time-vesting restricted stock units covering 7,191 shares and 2,921 shares, respectively, and performance-vesting restricted stock units covering 28,762 shares and 11,682 shares, respectively, pursuant to the 2019 Stock Incentive Plan (the “2019 Plan”). In May 2019, we granted Messrs. Schlarbaum and Barbato time-vesting restricted stock units covering 8,966 shares and 3,637 shares, respectively, and performance-vesting restricted stock units covering 35,862 shares and 14,546 shares, respectively, pursuant to the 2019 Plan.

(3)The amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 (“ASC 718”). Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of our common stock on the date of grant. For awards subject to performance conditions, the amounts included in this column are calculated based on the probable satisfaction of the performance conditions at the grant date, which represents the highest level of performance achievement. These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(4)Amounts shown in Fiscal 2020 and Fiscal 2019 for Messrs. Schlarbaum and Barbato include the Company match portion of the 401(k) employee savings plan, as described in the narrative discussion below.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Elements of Compensation

Our compensation program for the named executive officers consists of the following elements:

•Base salary;
•Annual cash incentive; and
•Long-term equity incentive.

Our named executive officers are also entitled to participate in a 401(k) employee savings plan, described below.

Base Salary

Base salaries for our named executive officers generally are set forth in their employment agreements with the Company and are subject to review for increases. For named executive officers other than the chief executive officer, the chief executive officer makes recommendations for salary increases to the compensation committee. The compensation committee reviews the chief executive officer’s base salary and makes recommendations to the board of directors for increases.

Mr. Schlarbaum’s initial base salary was set by his employment agreement in 2015, subject to adjustments from time to time, and, effective January 2019, was adjusted to $401,100 to reflect the scope of his responsibilities and performance, and consideration was given to his current salary level and amounts paid to peers at peer group companies.

Pursuant to his employment agreement entered into with the Company in September 2018, Mr. Barbato’s annual base salary was set at $235,000. This salary was based on an executive compensation analysis and reflects Mr. Barbato’s scope of responsibilities and performance. Consideration was also given to his salary level and amounts paid to peers at peer group companies.

Annual Cash Incentive Awards

Our named executive officers generally are eligible for annual cash incentive awards under our annual management incentive plan, which we refer to as the MIP. Our named executive officers earn their MIP awards based on achievement of performance goals for the fiscal year. The compensation committee generally sets target incentive award opportunities based on a percentage of each executive officer’s base salary during the fiscal year.

For Fiscal 2020, the annual award target for Messrs. Schlarbaum and Barbato was 65% and 45% of plan salary, respectively. For Fiscal 2020, the compensation committee set certain performance goals related to sales (as disclosed in our Annual Report on Form 10-K for Fiscal 2020), EBITDA (defined for purposes of the MIP as earnings before interest, taxes, depreciation and amortization), and cash flows (defined for purposes of the MIP as the reduction in debt, net of cash year over year), as a precondition for payment of any MIP awards.

The following table sets forth the Fiscal 2020 goals at the threshold, target and maximum performance levels, as well as the weight given each performance measure.

Performance Measure	Weight	Threshold	Target	Maximum
($ in millions, except percentages)
Sales	40%	$168.0	$177.0	$185.0
EBITDA	45%	10.8	13.8	16.1
Cash Flow	15%	0.5	4.1	6.9

A reconciliation of EBITDA for Fiscal 2020 follows:

Year Ended
September 30, 2020
(in thousands)
Net income	$6,753
Provision for income taxes	1,943
Depreciation and amortization expense	3,238
Interest expense	1,438
EBITDA	$13,372

The threshold, target and maximum goals are subject to an adjustment factor of 10%, 100% and 200%, respectively, resulting from our actual performance between the target and the respective goal.

The compensation committee evaluates achievement of performance goals after fiscal year end and may increase or decrease payouts by up to 25%, subject to the approval of the independent members of the board with respect to the chief executive officer’s incentive award. The payment of MIP awards generally will be made within 15 days after receipt of the audited financial statements for the fiscal year. Generally, in order to receive awards under the MIP, participants must be employed at the time the awards are paid.

In the event of an accounting restatement, participating employees may be required to reimburse us for all or any part of the amount of any payment under the MIP. Forfeitures and clawbacks of payments will also be required to the extent necessary to comply with applicable laws or regulations.

The compensation committee reserves the right in its discretion to modify or waive categories or goals.

Based on applicable Fiscal 2020 MIP performance measures, Messrs. Schlarbaum and Barbato each had an achievement level of 161%, and we paid an award of $436,246 and $177,757 to Mr. Schlarbaum and Mr. Barbato, respectively.
Long-Term Equity Incentive Awards

Long-term incentives in the form of equity are a significant part of our compensation program for our named executive officers. The objective of these long-term incentives is to retain and motivate our named executive officers, and to encourage long-term performance by enabling our named executive officers to participate in the long-term growth and financial success of the Company. Grants pursuant to the long-term incentive portion of our compensation program are generally made in the form of restricted stock units and by using average annual EBITDA as the performance goal for performance-vesting awards.

Messrs. Schlarbaum and Barbato received grants of performance-vesting restricted stock units covering 28,762 shares and 11,682 shares, respectively under the 2019 Plan in Fiscal 2020, which reflected a number of shares with a grant date value of approximately 65% of base salary for Mr. Schlarbaum, and approximately 45% of base salary for Mr. Barbato. These percentages were approved by the compensation committee based on a review of current trends for executive compensation in similar companies.

Subject to continued employment, these restricted stock units generally vest based upon the level of achievement of the performance goal set forth on an exhibit to the applicable award agreements, which is based on the Company’s average annual EBITDA, for the period from October 1, 2019 to September 30, 2022. The threshold, target and maximum average annual EBITDA levels under the performance goal are $11.165 million, $13.125 million and $15.105 million, respectively. Our EBITDA for Fiscal 2020 was $13.4 million. Achievement of the performance goal at threshold, target or maximum would cause 50%, 100% or 150% of the shares, respectively, to vest, with the percentage of shares that vest based on achievement between threshold and target or between target and maximum determined using straight line interpolation. These restricted stock units are intended to create an incentive for the retention of our named executive officers and to encourage long-term performance.

In addition, in Fiscal 2020 we awarded time-vesting restricted stock units to Messrs. Schlarbaum and Barbato covering 7,191 shares and 2,921 shares, respectively, under the 2019 Plan. For each named executive officer, the performance-vesting restricted stock units and the time-vesting restricted stock units reflected 80% and 20%, respectively, of the total number of shares underlying all of the restricted stock units granted during Fiscal 2020. These percentages were approved by the compensation committee based on a review of current trends for executive compensation in similar companies. Subject to continued employment, these restricted stock units generally vest on the third anniversary of the grant date and are intended to create an incentive for the retention of our named executive officers.

Perquisites and Personal Benefits

Pursuant to the terms of our employment agreements with Messrs. Schlarbaum and Barbato, we are not obligated to pay any perquisites or personal benefits to our current named executive officers.

Retirement Benefits

All employees, including our named executive officers, are eligible to participate in the Company’s 401(k) employee savings plan (the “Savings Plan”), pursuant to the eligibility requirements of the Savings Plan. The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan. The Company matches up to 1.5% of contributions made by participating employees. None of our named executive officers is covered by a pension plan or non-qualified deferred compensation plan.

Employment Agreements and Other Arrangements

The employment agreement we entered into in March 2015 with Mr. Schlarbaum and the employment agreement we entered into in September 2018 with Mr. Barbato, contain clawback provisions for recovering certain compensation in the event of an accounting restatement resulting from the executives’ willful or grossly negligent conduct or financial dishonesty.

Jeffrey T. Schlarbaum, President and Chief Executive Officer

As of March 20, 2015, we entered into an employment agreement with Mr. Schlarbaum in connection with his election as President and Chief Executive Officer that set his initial annual base salary (which subsequently has been increased), and which the compensation committee reviews for increases. Effective January 2019, Mr. Schlarbaum’s base salary was adjusted to $401,100, to reflect the scope of his responsibilities and performance, and consideration was given to his current salary level and amounts paid to peers at peer group companies. The employment agreement also entitles Mr. Schlarbaum to earn annual and long-term incentive awards on the terms established by the compensation committee for the applicable fiscal year. Mr. Schlarbaum’s employment agreement provided for a one-time sign-on award of a stock option to purchase shares of the Company’s common stock equal to four percent of the Company’s common stock outstanding on the date of grant. Thus, on March 20, 2015, we granted Mr. Schlarbaum an option to purchase 400,000 shares of our common stock under the 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”) and an option to purchase 16,145 shares as an inducement award outside of the 2010 Plan, each at an exercise price of $4.10 per share, both of which have fully vested.

In the event of Mr. Schlarbaum’s termination without “cause” by us or by Mr. Schlarbaum for “good reason,” as such terms are defined in his employment agreement, we will pay or provide the following termination benefits:

•salary continuation at his base salary then in effect for one year following termination;
•a pro rata annual incentive award;
•accelerated vesting of his sign-on option;
•accelerated vesting of any outstanding long-term incentive awards; and
•continued coverage under our health insurance plan for twelve months following termination.

In the event of Mr. Schlarbaum’s termination without “cause” by us or by Mr. Schlarbaum for “good reason” within two years of a “change-in-control,” as such terms are defined in his employment agreement, we will pay or provide all of the compensation and benefits referred to immediately above, except that Mr. Schlarbaum will receive two years’ base salary (as in effect as of the date of termination or resignation), payable in a lump sum if permissible, and coverage under our health insurance plan will continue for twenty-four months following termination.

Thomas L. Barbato, Senior Vice President and Chief Financial Officer

As of September 4, 2018, we entered into an at-will employment agreement with Mr. Barbato to serve as our Senior Vice President and Chief Financial Officer. The employment agreement entitles Mr. Barbato to a base salary of $235,000. The chief executive officer will review periodically the salary and make recommendations to the compensation committee regarding any increases. We cannot decrease Mr. Barbato’s base salary as provided under the employment agreement except as necessary to enforce the clawback provisions. Mr. Barbato’s employment agreement provided for a one-time sign-on award of a stock option to purchase 100,000 shares of the Company’s common stock under the 2010 Plan. One-fourth of the sign-on option vested or will vest on each of the first four anniversaries of September 10, 2018, the date of the grant.

Pursuant to the terms of the employment agreement, in the event Mr. Barbato is terminated without “cause” by us or by Mr. Barbato for “good reason,” as such terms are defined in his employment agreement, we will pay or provide the following termination benefits:

•salary continuation at his base salary then in effect for six months following termination;
•a pro rata annual incentive award;
•accelerated vesting of any outstanding long-term incentive awards, with any options (if applicable) to be exercised before the earlier of the option expiration date and one year following the employment termination date; and
•continued coverage under our health insurance plan for six months following termination.

Mr. Barbato participates in our benefit plans generally applicable to other employees and executives. In addition, the employment agreement entitles Mr. Barbato to receive annual and long-term incentive awards, generally on the terms established by the compensation committee for the applicable fiscal year.

Change in Control Provisions

Our 2019 Plan and the stock option, restricted stock award and restricted stock unit award agreements executed thereunder, or under our prior 2010 Plan, provide that upon a change in control, as defined in the plans, unless the board otherwise determines, all outstanding options, restricted stock, and restricted stock units will immediately become fully vested and exercisable, subject to the terms of the plan and awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning stock options and stock awards held by the named executive officers at September 30, 2020.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Jeffrey T. Schlarbaum	400,000	—		$4.10	3/20/2025	—		—	—	—
	16,145	—		$4.10	3/20/2025	—		—	—	—
	—	—		—	—	14,232	(1)	$123,107	—	—
	—	—		—	—	8,966	(1)	$77,556	—	—
	—	—		—	—	7,191	(1)	$62,202	—	—
	—	—		—	—	—		—	88,392	$764,591
	—	—		—	—	—		—	53,943	$466,607
	—	—		—	—	—		—	43,143	$373,187
Thomas L. Barbato	50,000	50,000	(3)	$5.43	9/10/2025	—		—	—	—
	—	—		—	—	3,637	(4)	$31,460	—	—
	—	—		—	—	2,921	(4)	$25,267	—	—
	—	—		—	—	—		—	21,819	$188,734
	—	—		—	—	—		—	17,523	$151,574

(1)Mr. Schlarbaum’s restricted stock units of 14,232, 8,966 and 7,191 vest on March 15, 2021, May 3, 2022 and January 8, 2023, respectively, assuming he continues his service through such date.

(2)Equity incentive plan awards included in the above table reflect restricted stock unit awards granted in Fiscal 2020, Fiscal 2019 and Fiscal 2018 using the maximum payout range, as defined in the applicable award agreements. These awards were granted on January 8, 2020, May 3, 2019, March 15, 2018 for Mr. Schlarbaum and, subject to continued employment will have a three-year cliff vest based upon the level of achievement of the performance goal set forth on an exhibit to the applicable award agreements, which is based on the Company’s average annual EBITDA, for the period from October 1, 2019 to September 30, 2022, October 1, 2018 to September 30, 2021, and October 1, 2017 to September 30, 2020, respectively. These awards were granted on January 8, 2020 and May 3, 2019 for Mr. Barbato and subject to continued employment will have a three-year cliff vest based upon the level of achievement of the performance goal set forth on an exhibit to the applicable award agreements, which is based on the Company’s average annual EBITDA, for the period from October 1, 2019 to September 30, 2022 and October 1, 2018 to September 30, 2021, respectively. See the table above under “Annual Cash Incentive Awards” for a reconciliation of EBITDA to net income.

(3) Mr. Barbato’s stock options were granted on September 10, 2018 and vest with respect to one-fourth of the award (25,000 shares) on each of the first four anniversaries of the date of grant.

(4) Mr. Barbato’s restricted stock units of 3,637 and 2,921 vest on May 3, 2022 and January 8, 2023, respectively, assuming he continues his service through such date.

DIRECTOR COMPENSATION

Cash Compensation Paid to Non-Employee Directors

Director fees for Fiscal 2020 were as follows:

Annual Board Retainer (1)	$42,000, payable in cash or stock (5)
Annual Committee Chair Retainer (2)	$8,000, payable in quarterly installments in cash
Board Meeting Fee (3)	$4,000, payable in quarterly installments at the end of each quarter in cash or stock (5)
Supplemental Fee (4)	$1,000, payable in cash at the end of the fiscal year
Reimbursement for expenses incurred in attending board meetings

(1)Payable in quarterly installments at the beginning of each quarter.

(2)Payable in $2,000 installments at the beginning of each quarter.

(3)Payable in $1,000 installments in connection with each regular quarterly meeting actually attended.

(4)The supplemental fee will be paid in cash, at the end of the fourth quarter of each fiscal year.

(5)Non-employee directors may elect to receive payment of their annual board retainer and quarterly meeting fees in cash or in shares of the Company’s common stock.

Equity Compensation Paid to Non-Employee Directors

We provide each non-employee director with an annual grant of restricted stock, with a grant-date fair value of $25,000, pursuant to the 2019 Plan. The grant date typically coincides with our annual meeting of stockholders. The restrictions will lapse and the shares will vest in three equal installments as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and the balance on the third anniversary of the date of grant.

On March 16, 2020, each of the non-employee directors received an annual restricted stock award of 4,970 shares at a market value of $5.03 per share, which was the closing price of the Company’s common stock on the grant date as reported on the Nasdaq Global Market stock exchange.

Director Compensation Table

The following table summarizes the cash and equity compensation earned by non-employee directors during Fiscal 2020.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)(4)	All Other Compensation ($) (5)		Total ($)
Keith M. Butler	47,000	24,999	10,052	(6)	82,051
Charles P. Hadeed	63,000	24,999	52		88,051
Andrew M. Laurence	47,000	24,999	52		72,051
Jeremy R. Nowak	47,000	24,999	52		72,051
Michael W. Osborne	55,000	24,999	52		80,051

(1)Due to his role as an executive officer of the Company, Jeffrey T. Schlarbaum did not receive compensation for his service as a director. We report his compensation for Fiscal 2020 in the section “Compensation of Named Executive Officers” of this proxy statement.

(2)The fees set forth in this column reflect compensation paid in cash to each director in respect of Fiscal 2020 for board retainers, committee chair retainers, supplemental fees and meeting fees. Directors have the ability to elect to receive their board retainer and meeting fee payments in cash or stock, and during Fiscal 2020 each director elected to receive the board retainer and meeting fee payments in cash. Each of Messrs. Hadeed and Osborne received annual retainers for serving as a committee chair during Fiscal 2020.

(3)The amounts shown reflect the aggregate grant date fair value computed in accordance with ASC 718. Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of our common stock on the date of grant. These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the directors and do not represent actual cash compensation paid to the directors. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. The closing market price on the grant date was $5.03 per share on March 16, 2020.

(4)The aggregate number of unvested restricted stock awards at the end of Fiscal 2020 for each non-employee director was:

Keith M. Butler	9,265
Charles P. Hadeed	9,265
Andrew M. Laurence	9,265
Jeremy R. Nowak	9,265
Michael W. Osborne	9,265

(5)Reflects the dollar value of insurance premiums paid by the Company during Fiscal 2020 in connection with the policy of term life insurance provided to each non-employee director in the amount of $50,000.

(6)Amount also includes nominal fees for participation as an executive coach under our Executive Mentoring Program.

Deferred Compensation Plan

Effective January 1, 2009, the board established the IEC Electronics Corp. Board of Directors Deferred Compensation Plan (the “Directors Deferred Plan”), which allows the non-employee directors of the Company the opportunity to defer all or part of their cash compensation. No director elected to participate in the Directors Deferred Plan in Fiscal 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares subject to currently outstanding equity awards, their weighted-average exercise price, and the number of shares available for future grants under our equity compensation plans as of September 30, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans:
Approved by shareholders	856,872	(1)	$5.08	678,587	(3)
Not approved by shareholders	16,145	(4)	$4.10	—
Total	873,017		$5.06	678,587

(1) Represents shares and restricted stock units issuable upon exercise of awards granted under the 2010 Plan, which was approved by IEC stockholders in January 2011, and the 2019 Plan, which was approved by IEC stockholders in March 2019.

(2) Represents the weighted-average exercise price of outstanding stock options. The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units under the 2010 Plan or the 2019 Plan, which do not have an exercise price.

(3) Includes 603,869 shares remaining available for issuance under the 2019 Plan and 74,718 shares available for issuance under the Employee Stock Purchase Plan.

(4) This is an inducement option award granted to our President and Chief Executive Officer, Jeffrey T. Schlarbaum, on March 20, 2015 with an exercise price of $4.10 per share. The option vested in equal amounts on the first four anniversaries of the date of grant and expires ten years from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board has adopted a written policy addressing the Company’s procedures with respect to the review, approval and ratification of transactions with related persons that are required to be disclosed pursuant to SEC rules. The policy provides that any transaction, arrangement or relationship with a “related person” (as defined in the policy) in which the Company participates and in which the related person has or will have a direct or indirect material interest and in which the amount involved is expected to exceed $90,000 in any fiscal year, will be subject to the prior review and approval or ratification by the audit committee.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies will vote on such matter in their discretion according to their best judgment. Stockholders are encouraged to vote.

Dated: January 21, 2021	By Order of the Board of Directors
Newark, New York

Jeffrey T. Schlarbaum, President and Chief Executive Officer

We will make available at no cost, upon your written request, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2020 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Thomas L. Barbato, Senior Vice President and Chief Financial Officer, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

IEC Electronics

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NY 14513

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time on Tuesday, March 9, 2021 (the day before the meeting date). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IEC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time on Tuesday, March 9, 2021 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27788-P47240

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IEC ELECTRONICS CORP.

The Board of Directors recommends you vote FOR all the nominees listed.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith M. Butler
02) Charles P. Hadeed
03) Andrew M. Laurence
04) Jeremy R. Nowak
05) Michael W. Osborne
06) Jeffrey T. Schlarbaum

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: In their discretion, and in accordance with applicable law, the named proxies may vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D27789-P47240

IEC ELECTRONICS CORP.
Annual Meeting of Stockholders
March 10, 2021 at 10:00 a.m. Eastern time
This proxy is solicited by the Board of Directors and each matter to be voted on at the Annual Meeting has been proposed by the Board of Directors of the Company.

The undersigned hereby appoints Jeremy R. Nowak and Jeffrey T. Schlarbaum, and each of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of IEC Electronics Corp. to be held virtually at www.virtualshareholdermeeting.com/IEC2021 on March 10, 2021 at 10:00 a.m. Eastern time, and any adjournment or postponement thereof, and to vote as directed by the undersigned on the reverse side of this proxy, the number of shares the undersigned would be entitled to vote at any and all adjournments or postponements thereof.

- **The shares represented by this proxy will be voted as specified by you, and it revokes any prior proxy given by you.**
- **Unless you withhold authority to vote for one or more of the nominees according to the instruction on the reverse side of this proxy, your signed proxy will be voted FOR the election of the six director nominees listed on the reverse side of this proxy and described in the accompanying proxy statement.**
- **Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2 and 3 listed on the reverse side of this proxy and described in the accompanying proxy statement.**
- You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated January 21, 2021, describing more fully the proposals listed in this proxy.

Continued and to be signed on reverse side